UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-10652	94-2751350
(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer identification number)

300 Park Marina Circle, Redding, CA96001

(Address of principal executive offices and zip code)

(530) 226-2900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13c-4(c)

Item 7.01: Regulation FD Disclosure

The registrant is filing the slide presentation that it intends to present during a panel discussion at the Sandler O’Neill 2012 West Coast Financial Services Conference on March 6, 2012, in San Francisco, California. The slides are included as Exhibit 99.189 to this report.

The conference will be accessible via a live and archived web cast through Sandler O’Neill’s website at www.sandleroneill.com. Viewers should go to the www.sanderoneill.com website a few minutes prior to the start of the presentation time in order to register. The archived webcast will be available for thirty (30) days after the event, beginning March 7, 2012.

Persons may also listen to the conference via audio conference Session II by dialing (832) 445-1181 and using Passcode: 1079263715#.

The information in the slides shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01: Other Events

As previously reported in Item 7 of the registrant’s Form 10-K for year ended December 31, 2008, on February 26, 2009, the Board of Directors of North Valley Bank adopted resolutions to address capital adequacy and certain other matters arising out of a Report of Examination issued by the California Department of Financial Institutions (the “DFI”). On March 1, 2012, with the non-objection of the DFI based on the findings of an examination conducted as of January 9, 2012, the Board of Directors of North Valley Bank adopted a resolution that rescinded the resolutions adopted on February 26, 2009.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

99.189	North Valley Bancorp Slide Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

	By:	Kevin R. Watson
Kevin R. Watson
Dated: March 2, 2012		EVP/Chief Financial Officer